As filed with the Securities and Exchange Commission on December 16, 1999
                                                  Registration No. 333-_________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    FRANCHISE FINANCE CORPORATION OF AMERICA
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              86-0736091
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           17207 North Perimeter Drive
                            Scottsdale, Arizona 85255
   --------------------------------------------------------------------------
   (Address, including zip code, of registrant's principal executive offices)

                    Franchise Finance Corporation of America
                      1995 Stock Option and Incentive Plan
                    ----------------------------------------
                            (Full title of the plan)

           Morton H. Fleischer
  President and Chief Executive Officer
Franchise Finance Corporation of America
       17207 North Perimeter Drive
        Scottsdale, Arizona 85255                      (480) 585-4500
-----------------------------------------     --------------------------------
 (Name and address of agent for service)        (Telephone number, including
                                              area code, of agent for service)

                              With copies sent to:
                              Paul E. Belitz, Esq.
                                   Kutak Rock
                           717 17th Street, Suite 2900
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE
====================================================================================================
                                 Amount          Proposed        Proposed Maximum
Title of Securities               to be      Maximum Offering   Aggregate Offering     Amount of
to Be Registered(1)           Registered(2)  Price per share(3)      Price(3)       Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (including
associated preferred share
purchase rights attached
thereto)......................  1,500,000          $21.625           $32,437,500        $8,563.50
=====================================================================================================

(1) Shares of common stock being registered hereunder are accompanied by preferred share purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for shares of common stock and will be transferred along with and only with shares of common stock.
(2) Represents an increase in the number of shares authorized for issuance under the Registrant's 1995 Stock Option and Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock on December 14, 1999.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is being filed by Franchise Finance Corporation of America, a Delaware corporation (the "Registrant"), to register an additional 1,500,000 shares of the Registrant's common stock, par value $.01 per share, issuable under the Registrant's 1995 Stock Option and Incentive Plan, and consists of only those items required by General Instruction E to Form S-8.

                                     PART II

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, Registration No. 333-00123, previously filed with the Securities and Exchange Commission on January 9, 1996, are incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, previously filed with the Securities and Exchange Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1999; the Registrant's Current Reports on Forms 8-K, filed with the Commission on January 29, and April 19, 1999; and the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 19, 1999; and

          (c) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 28, 1994, and the description of the Registrant's preferred share purchase rights contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 19, 1999.

     Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

     5.01(*)         Opinion of Kutak Rock LLP

     23.01           Consent of Kutak Rock LLP (included in exhibit 5.01)

     23.02(*)        Consent of Arthur Andersen LLP

     24.01           Power of Attorney (include on the signature page hereto)

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* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 10, 1999.

                                    FRANCHISE FINANCE CORPORATION OF AMERICA


                                    By: /s/ Morton H. Fleischer
                                        -------------------------------------
                                        Morton H. Fleischer,
                                        Director, Chairman of the Board,
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Morton H. Fleischer their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

        NAME                           TITLE                         DATE
        ----                           -----                         ----

/s/ Morton H. Fleischer       Director, Chairman of the        December 10, 1999
---------------------------   Board, President and Chief
Morton H. Fleischer           Executive Officer


/s/ John Barravecchia         Executive Vice President,        December 10, 1999
---------------------------   Chief Financial Officer,
John Barravecchia             Treasurer and Assistant
                              Secretary

/s/ Catherine F. Long         Senior Vice President -          December 10, 1999
---------------------------   Finance, Principal Accounting
Catherine F. Long             Officer, Assistant Secretary
                              and Assistant Treasurer


/s/ Willie R. Barnes, Esq.    Director                         December 10, 1999
---------------------------
Willie R. Barnes, Esq.


/s/ Kelvin L. Davis           Director                         December 10, 1999
---------------------------
Kelvin L. Davis


/s/ Dennis E. Mitchem         Director                         December 10, 1999
---------------------------
Dennis E. Mitchem

/s/ Louis P. Neeb             Director                         December 10, 1999
---------------------------
Louis P. Neeb



/s/ Kenneth B. Roath          Director                         December 10, 1999
---------------------------
Kenneth B. Roath



/s/ Casey J. Sylla            Director                         December 10, 1999
---------------------------
Casey J. Sylla



/s/ Shelby Yastrow            Director                         December 10, 1999
---------------------------
Shelby Yastrow

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

5.01(*)         Opinion of Kutak Rock LLP

23.01           Consent of Kutak Rock LLP (included in exhibit 5.01)

23.02(*)        Consent of Arthur Andersen LLP

24.01           Power of Attorney (include on the signature page hereto)

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* Filed herewith.